EXHIBIT 5.1

[Letterhead of Law Offices of Thomas E. Puzzo, PLLC]

June 13, 2008

CanAm Uranium Corp.
Crown Plaza Building
114 W. Magnolia Street, Suite 424
Bellingham, Washington 98225

Re: Registration of Common Stock of CanAm Uranium Corp., a Nevada corporation (“CanAm Uranium”)

Ladies and Gentlemen:

In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 13,000,000 shares of common stock to be issued under the CanAm Uranium 2007 Stock Option Plan, as amended and restated (the “Plan”), we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Plan and in accordance with the registration statement referenced herein, such shares will be validly issued, fully paid and nonassessable shares of common stock of CanAm Uranium.

We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

Very truly yours,

/s/ Law Offices of Thomas E. Puzzo, PLLC

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